EX-99.23.d.iv
                        INVESTMENT SUB-ADVISORY AGREEMENT

         INVESTMENT SUB-ADVISORY AGREEMENT, dated as of 28 September,
2001, between Equity, Analysts Inc., an Ohio corporation (the "Adviser"), and O'Sullivan Sims & Hogan, Inc., an Ohio corporation (the "Sub-Adviser").

                               W I T N E S E T H:
                                - - - - - - - - -

         WHEREAS, the Adviser acts as the investment adviser to Analysts Investment Trust, an Ohio business trust (the "Trust"), pursuant to Management Agreements dated August 16, 1993 and April 20, 1999 (the "Management Agreements");

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the funds of the Trust set forth on Exhibit A to this Agreement (the "Funds"), and the Sub-Adviser is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

         SECTION 1. APPOINTMENT AND STATUS OF SUB-ADVISER. The Adviser hereby appoints the Sub-Adviser [to act as its agent] to provide investment advisory service to each series of shares of beneficial interest of the Trust set forth on an executed Exhibit to this Agreement (each a "Fund"), for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

         SECTION 2. SUB-ADVISER'S DUTIES. Subject to the general supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Sub-Adviser shall, employing its discretion, manage the investment operations of each Fund and the composition of the portfolio of securities and investments (including cash) belonging to each Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund's investment objective, policies and restrictions as stated in the Trust's then-current Prospectus and Statement of Additional Information (together, the "Prospectus") and subject to the following understandings:

         (a) The Sub-Adviser shall furnish a continuous investment program for each Fund and determine from time to time what investments or securities will be purchased, retained or sold by each Fund and what portion of the assets belonging to each Fund will be invested or held uninvested as cash;

         (b) The Sub-Adviser shall use its best judgment in the performance of its duties under this Agreement;

         (c) The Sub-Adviser, in the performance of its duties and obligations under this Agreement for each Fund, shall act in conformity with the Trust's Declaration of Trust, its By-Laws and its Prospectus and with the instructions and directions of the Trust's Board of Trustees and the Adviser and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

         (d) The Sub-Adviser shall determine the securities to be purchased or sold by each Fund and will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, subject to Section 3 below;

         (e) The Sub-Adviser shall maintain books and records with respect to the securities transactions of each Fund and shall render to the Adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the Board may request; and

         (f) The Sub-Adviser shall provide the Trust's custodian with such information relating to the Trust as may be required under the terms of the then-current custody agreement between the Trust and the custodian.

         SECTION 3. EXECUTION OF PURCHASE AND SALE ORDERS. In connection with purchases or sales of portfolio securities for the account of a Fund, the Sub-Adviser will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by you, subject to review of this selection by the Board from time to time. The Sub-Adviser will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser will at all times seek for each Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

         The Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, the Sub-Adviser is authorized to select brokers or dealers who also provide brokerage and research services to the Funds and/or the other accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser's overall responsibilities with respect to the Funds and to accounts over which the Sub-Adviser exercises investment discretion. The Funds and the Sub-Adviser understand and acknowledge that, although the information may be useful to the Funds and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Funds.

         Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution as described above, the Sub-Adviser may give consideration to sales of shares of the Funds as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.



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


         Subject to the provisions of the 1940 Act, and other applicable law, the Sub-Adviser, any of its affiliates or any affiliates of its affiliates may retain compensation in connection with effecting the Funds' portfolio transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of any Fund, the Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund. The Sub-Adviser's services to the Funds pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Sub-Adviser may render investment advice, management and other services to others, including other registered investment companies.

         SECTION 4. BOOKS AND RECORDS. The Sub-Adviser shall keep the Trust's books and records required to be maintained by it pursuant to Section 2(e) of this Agreement. The Sub-Adviser agrees that all records which it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

         SECTION 5. EXPENSES OF THE SUB-ADVISER. During the term of this Agreement, the Sub-Adviser will pay all expenses (including without limitation the compensation of all trustees or officers of the Trust who are "interested persons" of the Sub-Adviser, as defined in the 1940 Act) incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for each Fund (including taxes and brokerage commissions, if any).

         SECTION 6. COMPENSATION OF THE SUB-ADVISER. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a fee with respect to each Fund at an annual rate as set forth on the Exhibit executed with respect to such Fund and attached hereto. This fee for each month will be paid to the Sub-Adviser during the succeeding month. For purposes of determining the fee payable hereunder, the net asset value of each Fund shall be calculated in the manner specified in the Trust's Prospectus.

         SECTION 7. USE OF NAME. The Trust, and Sub-Adviser acknowledge that all rights to the name "Analysts" belong to the Adviser, and that the Trust is being granted a limited license to use such words in its Fund name or in any class name. In the event the Adviser ceases to be the Adviser, the Trust's right to the use of the name "Analysts" shall automatically cease on the ninetieth day following the termination of this Agreement. The right to the name may also be withdrawn by the Adviser during the term of the Management Agreement upon ninety
(90) days' written notice by the Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect the Adviser's right to use the name "Monteagle" in the name of, or in connection with, any other business enterprises with which the Adviser is or may become associated. There is no charge to the Trust for the right to use these names.

         SECTION 8. LIABILITY OF THE SUB-ADVISER. Neither Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         Any person, even though also a director, officer, employee, shareholder, member or agent of Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent of Sub-Adviser, or one under Sub-Adviser's control or direction, even though paid by Sub-Adviser.

         SECTION 9. DURATION AND TERMINATION. The term of this Agreement shall begin on the date of this Agreement for each Fund as to which an Exhibit hereto has been executed on the date of this Agreement and shall continue in effect with respect to each such Fund for a period of two years from the date of this Agreement. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. If a Fund is added pursuant to an Exhibit executed after the date of this Agreement as described above, this Agreement shall become effective with respect to that Fund upon execution of the applicable Exhibit and shall continue in effect until the next annual continuance of this Agreement and from year to year thereafter, subject to approval as described above. This Agreement may be terminated by the Adviser or the Trust with respect to any Fund at any time, without the payment of any penalty, by the Adviser with the consent of the Trust's Board of Trustees, by the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, in any such case on 30 days' written notice to the Sub-Adviser, or by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

         SECTION 10. AMENDMENT. This Agreement may be amended by mutual consent of the Adviser, the Sub-Adviser and the Trust, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trustee who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund affected by such amendment.

         SECTION 11. NOTICES. Notices of any kind to be given in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 250 West Court Street, Suite 312E, Cincinnati, Ohio 45202, and to the Adviser at 7750 Montgomery Road, Cincinnati, Ohio 45236, or at such other address or to such other individual as shall be specified by the party to be given notice.

         SECTION 12. GOVERNING LAW. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.



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         SECTION 13. SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         SECTION 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 15. BINDING EFFECT. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         SECTION 16. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto for otherwise affect their construction or effect.

         SECTION 17. CHANGE OF CONTROL. Sub-Adviser undertakes to notify Adviser and the Trust in writing sufficiently in advance of any change of control; as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

         SECTION 18. OTHER BUSINESS. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's partners, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date and year first above written.


Equity Analysts, Inc.                          O'Sullivan Sims & Hogan, Inc.

By         /S/                          By              /S/
      ------------------------------          ----------------------------------

Name:  David Manzler                    Name:  Declan O'Sullivan
      ------------------------------          ----------------------------------

Title:  President                       Title: President
      ------------------------------          ---------------------------------




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                                    EXHIBIT A
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT

         For all services rendered by the Sub-Adviser hereunder with respect to the below-named Funds, the Adviser shall pay to the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation for all services rendered hereunder, an annual fee with respect to each Fund equal to the percentage of the average daily net assets of the Fund set forth opposite its name below:

STOCK FUND:     0.50%. However, with respect to the amount of assets in
                the Stock Fund on the effective date of this Agreement (the
                "Initial Assets"), the sub-advisory fee shall be 0.20% of average daily net assets during the first full year of this Agreement. The sub-advisory fee on the Initial Assets shall increase to 0.35% after the first full year of this Agreement, and shall increase to 0.50% after the second full year of this Agreement, in each case provided the Fund's assets at the time of the scheduled increase are at least 80% of the Initial
                Assets.

AGGRESSIVE      0.65%. However, with respect to the amount of assets
STOCK FUND:     in the Aggressive Stock Fund on the effective date of this
                Agreement (the "Initial Assets"), the sub-advisory fee shall be 0.25% of average daily net assets during the first full year of this Agreement. The sub-advisory fee on the Initial Assets shall increase to 0.45% after the first full year of this Agreement, and shall increase to 0.65% after the second full year of this Agreement, in each case provided the Fund's assets at the time of the scheduled increase are at least 80% of the Initial
                Assets.

FIXED INCOME    0.35%. However, with respect to the amount of
FUND:           assets in the Fixed AIncome Fund on the effective date of this
                Agreement (the "Initial Assets"), the sub-advisory fee shall be 0.15% of average daily net assets during the first full year of this Agreement. The sub-advisory fee on the Initial Assets shall increase to 0.25% after the first full year of this Agreement, and shall increase to 0.35% after the second full year of this Agreement, in each case provided the Fund's assets at the time of the scheduled increase are at least 80% of the Initial
                Assets.


         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their officers designated below as of the date set forth below.


Equity Analysts Inc.                       O'Sullivan Sims & Hogan, Inc.

By         /S/                          By             /S/
      ------------------------------          ----------------------------------

Name:  David Manzler                    Name:  Declan O'Sullivan
      ------------------------------          ----------------------------------

Title:  President                       Title: President
      ------------------------------          ---------------------------------





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